Exhibit 99.1

                                                        FFW CORP PRESS RELEASE


FOR MORE INFORMATION                                 FOR IMMEDIATE RELEASE
Contact:  Tim Sheppard, Treasurer                    Date: January 28, 2004
          at 260-563-3185 x228

                      FFW CORPORATION ANNOUNCES NET INCOME
                     FOR THE QUARTER ENDED DECEMBER 31, 2003

     WABASH, INDIANA - - FFW Corporation (NASDAQ: FFWC), parent corporation of First Federal Savings Bank of Wabash, Indiana, announced operating results for the second fiscal quarter of 2004 and six months ended December 31, 2003. Net income for the quarter ended December 31, 2003, was $634,000, a 2.9% increase from the $616,000 reported for the quarter ended December 31, 2002. Diluted net income per share for the second fiscal quarter of 2004 amounted to $0.48, up 6.7% from the $0.45 reported in the second fiscal quarter of 2003. Net income and diluted net income per share for the six months ended December 31, 2003 were $1,236,000 and $0.93 compared to $1,192,000 and $0.87 at the end of 2002.

     The fiscal 2004's second quarter and year to date earnings represent a return on average shareholders' equity of 10.96% and 10.61% compared to 10.52% and 10.28% for the periods ended December 31, 2002. Return on average total assets for the three and six-month periods ended December 31, 2003 were 1.04% and 1.02% compared to 1.04% and 1.00% for the periods ended December 31, 2002.

     "Despite the historically low interest rate environment, we continue to achieve income growth through the addition of new products and services", stated Roger Cromer, President and CEO of FFW Corp. "We are pleased with our quarterly earnings and excited about the December groundbreaking on our new location in Columbia City, IN, and the completion of our Syracuse office expansion. These additions will allow First Federal to expand the community banking format that our customers have grown to appreciate."

     The allowance for loan losses as a percentage of net loans receivable was 2.00% at December 31, 2003 compared to 1.90% at September 30, 2003 and 1.99% at December 31, 2002. Nonperforming assets at December 31, 2003 were $3.2 million compared to $2.5 million at September 30, 2003 and $3.2 million at December 31, 2002.

     As of December 31, 2003, FFWC's equity-to-assets ratio was 9.57% compared to 9.74% at June 30, 2003. Shareholders' equity was $23.2 million compared to $23.6 million at June 30, 2003. Total assets at December 31, 2003 were $243.0 million compared to $242.8 million at 2003 fiscal year end. Total deposits at December 31, 2003 decreased by $5.2 million from June 30, 2003 while total FHLB borrowings increased by $7.9 million.


     First Federal Savings Bank is a wholly owned subsidiary of FFW Corporation providing retail and small business financial services through its main office in Wabash and three banking centers located in North Manchester, South Whitley, and Syracuse, Indiana. Investment services such as the purchase of stock, mutual funds and insurance products are offered through an affiliated company, FirstFed Financial Inc. The corporation's stock is traded on the NASDAQ system under the symbol "FFWC" and our website address is www.ffsbwabash.com.


FFW Corporation                                                                                        January 28, 2004

                                                                                                     Unaudited
Selected balance sheet data:                                                                        12/31/2003      6/30/2003
                                                                                                    ----------      ---------
                                                                                                          (In Thousands)
Total assets                                                                                          $242,967       $242,771
Loans receivable                                                                                       135,119        131,319
Allowance for loan loss                                                                                  2,647          2,592
Securities available for sale                                                                           85,473         89,637
Deposits                                                                                               158,251        163,446
Borrowings                                                                                              59,908         52,038
Stockholders' equity                                                                                    23,246         23,640
Nonperforming assets *                                                                                   3,235          2,742
Repossessed assets                                                                                         763            126

                                                                              Unaudited                     Unaudited
                                                                          Three Months Ended           Six Months Ended
Selected Operating Data:                                              12/31/2003     12/31/2002     12/31/2003     12/31/2002
                                                                      ----------     ----------     ----------     ----------
                                                                            (In Thousands)                (In Thousands)
Total interest income                                                     $3,104         $3,587         $6,263         $7,323
Total interest expense                                                     1,546          1,895          3,117          3,917
                                                                          ------         ------         ------         ------
     Net interest income                                                   1,558          1,692          3,146          3,406
Provision for loan losses                                                    210            405            420            630
                                                                            ----           ----           ----           ----
     Net interest income after provision for loan losses                   1,348          1,287          2,726          2,776
Net gain (loss) on sales of loans                                             85            358            356            538
Net gain (loss) on sales of securities                                         0              0              4              1
Other non-interest income                                                    528            289            811            592
Other non-interest expenses                                                1,279          1,167          2,519          2,364
                                                                          ------         ------         ------          -----
     Income before income taxes                                              682            767          1,378          1,543
Income tax expense                                                            48            151            142            351
                                                                             ---           ----           ----          -----
     Net income                                                             $634           $616         $1,236         $1,192
                                                                           =====          =====        =======         ======

Earnings per common & common equivalent shares
Primary                                                                    $0.49          $0.46          $0.95          $0.88
Fully diluted                                                              $0.48          $0.45          $0.93          $0.87
Dividend paid per share                                                    $0.16          $0.15          $0.32          $0.30
Average shares outstanding                                             1,295,609      1,351,665      1,300,088      1,358,086
Shares outstanding end of period                                       1,300,229      1,346,775      1,300,229      1,346,775

Supplemental data:
Net interest margin **                                                     2.73%          3.04%          2.78%          3.03%
Return on average assets ***                                               1.04%          1.04%          1.02%          1.00%
Return on average equity ***                                              10.96%         10.52%         10.61%         10.28%


* Includes non-accruing loans, accruing loans delinquent more than 90 days and foreclosed assets

**   Yields reflected have not been computed on a tax equivalent basis

***  Annualized